Exhibit 99.1

Match Group Commences Exchange Offer and Consent Solicitation

for IAC 4.75% Senior Notes Due 2022

NEW YORK, October 16, 2015 — IAC/InterActiveCorp (“IAC”) and Match Group, Inc. (“Match Group”), a wholly-owned subsidiary of IAC, today announced that Match Group has commenced, subject to the terms and conditions set forth in the confidential offering memorandum and consent solicitation statement dated October 16, 2015 (the “Offering Memorandum”) a private offer (the “Exchange Offer”) to Eligible Holders (as defined below) to exchange any and all of $500 million aggregate principal amount of outstanding 4.75% Senior Notes due 2022 issued by IAC (the “IAC 2022 Notes”) (CUSIP No. 44919PAC6) for up to $500 million aggregate principal amount of new 6.75% Senior Notes due 2022 issued by Match Group (the “New Match Notes”).

For each $1,000 principal amount of IAC 2022 Notes validly tendered at or prior to 5:00 p.m., New York City time, on October 29, 2015, unless extended (as it may be extended, the “Early Tender Date”) and not validly withdrawn, Eligible Holders of IAC 2022 Notes will be eligible to receive the total exchange consideration set out in the table below (the “Total Exchange Consideration”), which includes the early tender premium set out in such table (the “Early Tender Premium”), on the “Early Settlement Date.”

For each $1,000 principal amount of IAC 2022 Notes validly tendered after the Early Tender Date but prior to the Expiration Date and not validly withdrawn, Eligible Holders of IAC 2022 Notes will be eligible to receive only the exchange consideration set out in the table below (the “Exchange Consideration”), on the “Final Settlement Date.”

The following table sets forth the Exchange Consideration, Early Tender Premium and Total Exchange Consideration for the IAC 2022 Notes:

			Principal Amount of New Match Notes(1)
Title of Series	CUSIP Number	Principal Amount Outstanding	Exchange Consideration	Early Tender Premium	Total Exchange Consideration(2)

4.75% Senior Notes due 2022	44919PAC6	$500,000,000	$950	$50	$1,000

(1)  For each $1,000 principal amount of IAC 2022 Notes.

(2)  Includes Early Tender Premium.

In addition to the Exchange Consideration or Total Exchange Consideration, as applicable, Match Group will pay in cash accrued and unpaid interest on the IAC 2022 Notes accepted in the

Exchange Offer from the latest interest payment date to, but not including, the earliest Settlement Date.  Interest on the New Match Notes will accrue from (and including) the earliest Settlement Date to occur.  The Exchange Offer and Consent Solicitation will expire at 11:59 p.m., New York City time, on November 13, 2015, unless extended (as it may be extended, the “Expiration Date”).

In conjunction with the Exchange Offer, Match Group is also soliciting consents (the “Consent Solicitation”) from Eligible Holders of IAC 2022 Notes to certain proposed amendments to the indenture under which the IAC 2022 Notes were issued that will eliminate substantially all restrictive covenants and certain events of default and other provisions of the indenture (the “Proposed Amendments”).  The Consent Solicitation is conditioned on the receipt of consents from holders of a majority of the aggregate principal amount of the IAC 2022 Notes outstanding (the “Requisite Consents”).  The Exchange Offer is not conditioned on receipt of Requisite Consents in the Consent Solicitation.

Tenders of IAC 2022 Notes may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on October 29, 2015, unless extended, except in certain limited circumstances as set forth in the Offering Memorandum. Eligible Holders may not deliver a consent in the Consent Solicitation without tendering IAC 2022 Notes in the Exchange Offer.

The consummation of the Exchange Offer is subject to, and conditional upon, the satisfaction or waiver of the conditions discussed in the Offering Memorandum, including, among other things, the entry by Match Group (or a subsidiary thereof) into a term loan facility in an amount, and on terms and conditions, reasonably satisfactory to Match Group and the funding such term loan facility to Match Group (or a subsidiary thereof).  In addition, the exchange offer contains a condition for the benefit of the holders that a minimum of $175 million of New Match Notes be issued in the Exchange Offer.

Concurrently with the Exchange Offer, IAC is launching a tender offer (the “Tender Offer”) and consent solicitation with respect to its 4.875% Senior Notes due 2018 (the “IAC 2018 Notes”), pursuant to which IAC is seeking to purchase for cash an aggregate principal amount of its IAC 2018 Notes to not exceed (subject to increase, at IAC’s sole discretion) $400 million, less the aggregate principal amount of IAC 2022 Notes tendered and accepted for exchange in connection with the Exchange Offer. IAC will retire at least $400 million of IAC 2022 Notes and/or IAC 2018 Notes through the Exchange Offer, the concurrent Tender Offer or a redemption of the IAC 2018 Notes.

IAC has advised Match Group that, promptly following the closing of the Exchange Offer, Match Group will be designated an unrestricted subsidiary of IAC for purposes of the indentures governing the IAC 2022 Notes and the IAC 2018 Notes and the IAC Credit Agreement.  Upon such designation, Match will no longer be a guarantor of such debt of IAC or any other debt of IAC.

The complete terms and conditions of the Exchange Offer and Consent Solicitation, as well as the terms of the New Match Notes, are set forth in the Offering Memorandum and a related Letter of Transmittal and Consent.

Documents relating to the Exchange Offer and Consent Solicitation will only be distributed to eligible holders of IAC 2022 Notes who complete and return an eligibility form confirming that they are either a “qualified institutional buyer” under Rule 144A or not a “U.S. person” under Regulation S for purposes of applicable securities laws. The complete terms and conditions of the Exchange Offer and Consent Solicitation are described in the Offering Memorandum and related Letter of Transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Exchange Offer and Consent Solicitation, at (866) 794-2200 or (212) 430-3774 (banks and brokers) or by visiting http://gbsc-usa.com/eligibility/Match to complete the eligibility process.

Questions concerning the Exchange Offer and Consent Solicitation may be directed to the lead Dealer Manager, BofA Merrill Lynch, Debt Advisory, at (980) 388-4813 (collect) or (888) 292-0070 (U.S. toll-free). JP Morgan , Goldman Sachs , BNP Paribas , Deutsche Bank Securities, BMO, Fifth Third, PNC  and SocGen are also acting as Dealer Managers for the Exchange Offer and Consent Solicitation.

The New Match Notes have not been registered with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) or any state or foreign securities laws.  The New Match Notes may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

This press release does not constitute an offer to sell or a solicitation of any offer to buy any securities, nor shall there be any sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. This press release is being issued pursuant to Rule 135c under the Securities Act.

About IAC

IAC (NASDAQ: IACI) is a leading media and Internet company. It is organized into four segments: Match Group, which includes dating and education businesses with brands such as Match, OkCupid, Tinder and The Princeton Review; Search & Applications, which includes brands such as About.com, Ask.com, Dictionary.com and Investopedia; Media, which consists of businesses such as Vimeo, Electus, The Daily Beast and CollegeHumor; and eCommerce, which includes HomeAdvisor and ShoeBuy. IAC’s brands and products are among the most recognized in the world reaching users in over 200 countries. IAC is headquartered in New York City and has offices worldwide.

About Match Group

Match Group is the world’s leading provider of dating products. We operate a portfolio of over 45 brands, including Match, OkCupid, Tinder, Meetic, Twoo, OurTime, BlackPeopleMeet and FriendScout24, each designed to increase our users’ likelihood of finding a romantic connection. Through our portfolio of trusted brands, we provide tailored products to meet the varying preferences of our users. We currently offer our dating products in 38 languages across more than 190 countries.  In addition to our dating business, we also operate The Princeton Review, which provides a variety of test preparation, academic tutoring and college counseling services.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  The use of words such as “anticipates,” “expects,” “intends,” “plans” and “believes,” among others, generally identify forward-looking statements.  These forward-looking statements include statements relating to: future financial performance, business prospects and strategy, anticipated trends, prospects in the industries in which our businesses operate and other similar matters.  These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict.  Actual results could differ materially from those contained in these forward-looking statements for a variety of reasons, including, among others: changes in senior management at IAC or its businesses, changes in our relationship with Google, adverse changes in economic conditions, adverse trends in the online advertising industry, our ability to convert visitors to our websites into users,  risks relating to acquisitions, technology changes, our ability to expand successfully into international markets and regulatory changes. Certain of these and other risks and uncertainties are discussed in IAC’s filings with the Securities and Exchange Commission (“SEC”).  Other unknown or unpredictable factors that could also adversely affect our business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, these forward-looking statements may not prove to be accurate.  Accordingly, you should not place undue reliance on these forward-looking statements, which only reflect the views of our management as of the date of this press release.  We do not undertake to update these forward-looking statements.

Contact Us

IAC Investor Relations
Mark Schneider / Alexandra Caffrey
(212) 314-7400

Corporate Communications
Isabelle Weisman
(212) 314-7361

# # #